UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2015

HIP CUISINE, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	333-209346	47-3170676
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

2250 NW 114th Ave. Unit 1P, PTY 11020, Miami, FL 33172-3652
(Address of Principal Executive Offices) (Zip Code)

011-507-6501-8105
Registrant’s telephone number, including area code

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 24, 2016, Hip Cuisine, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) with Rawkin Bliss, LLC, a California limited liability company (“RB”), whereby the Company has agreed to acquire the assets of RB more particularly described in the Agreement (the “Assets”) in exchange for the Company assuming liabilities of RB in the amount of $300,000 described in Section 1.4 of the Disclosure Schedule of the Agreement attached hereto (“Assumed Liabilities”). Pursuant to the Agreement, the Company will advance the payment for the Assumed Liabilities as they become due. Payments may be made in cash or restricted shares of the Company’s common stock, at the Company’s option. The closing on the Assets will take place on February 15, 2017 upon the completion of a PCAOB audit of RB (the “Closing”). In the event the Closing does not occur as the result of a material default by Seller, RB shall be obligated to pay back any and all advances made by the Company for the Assumed Liabilities.

Item 9.01 Financial Statements and Exhibits

Exhibits

10.1	Asset Purchase Agreement

99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused report to be signed on its behalf by the undersigned hereunto duly authorized.

HIP CUISINE, INC.

Dated: October 25, 2016	By:	/s/ Natalia Lopera
	Name:	Natalia Lopera
	Title:	Chief Executive Officer

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